Exhibit 10.67

                                 October 9, 2002

      Willey Brothers, Inc.
      10 Main Street
      Rochester, New Hampshire 13839
      Attention: Kevin Kelly

            Re:   Corporate Mezzanine II, L.P.

      Dear Messrs. Kelly and Stolarski:

      We refer to (i) the  promissory  note,  dated  October  22,  2001,  in the original principal amount of $5,000,000 (the "Note") made by Willey Brothers, Inc. ("Willey") to the order of Corporate Mezzanine II, L.P. ("CMII"), (ii) the Purchase Agreement, as defined therein and (iii) the Common Stock Purchase Warrant, dated October 22, 2001 issued by
      BrandPartners Group, Inc. ("BPG") to CMII for the purchase of 405,000 shares of Common Stock of BPG (the "Warrant"). Terms defined in the Note, when used herein, shall, unless otherwise defined herein, have the respective meanings provided in the Note.

      Section 4(a)(i) of the Note provides that upon a Change in Control (as defined in the Purchase Agreement) all amounts of principal and interest on this Note shall become immediately due and payable at the option of the Holder. The Holder must exercise such right within five (5) Business Days of receiving notice of a Change in Control. CMII, as Holder of the Note hereby (i) acknowledges receipt of notice of the Change in Control arising from the death of Jeffrey Silverman (that is, that Mr. Silverman is no longer Chairman of the Board of BPG and that Mr. Silverman has ceased to own and control beneficially, pursuant to Rule 13d-3 under the Exchange Act (as defined in the Purchase Agreement), at least 1,500,000 shares of common stock of BPG (or an equivalent number after giving effect to splits, combinations, reclassifications and similar events)) (the "Silverman Change in Control"), and (ii) irrevocably waives its right to demand immediate payment of principal of and interest on the Note based on the Silverman Change in Control.

      Section 15(a)(iv) of the Warrant provides that the Holder (as defined in the Warrant) is entitled to exercise its right to cause Willey to purchase the Warrant from and after the occurrence of a Change in Control and prior to the Expiration Date (as defined in the Warrant). CMII, as Holder of the Warrant irrevocably waives its right to cause Willey to purchase all or any portion of the Warrant based on the Silverman Change in Control.

      CMII reserves all other rights under the Note and Warrant, and this waiver applies solely to the Silverman Change in Control. Except for the waiver provided herein, the Note, the Warrant and Purchase Agreement remain in full force and effect.


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      Please  acknowledge  your  agreement  to the  foregoing,  by  signing  and returning a counterpart of this letter.

      Very truly yours,

      CORPORATE MEZZANINE II, L.P.

      By: /s/ Hamad Al-Sagar
          -----------------------
          Name:  Hamad Al-Sagar
          Title: Chairman

      cc:  Modlin Haftel & Nathan, L.P.
           777 Third Avenue, 30th Floor
           New York, New York 10017
           Attention: Charles M. Modlin, Esq.

      Agreed:

      Willey Brothers, Inc.

      By: /s/ Kevin Kelly
          -----------------------
          Name:  Kevin Kelly
          Title: President